UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Kenvue Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

 KENVUE INC.  199 GRANDVIEW ROAD  SKILLMAN, NJ 08558  You invested in KENVUE INC. and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the  availability of proxy materials for the Annual Meeting of Shareholders to be held on May 23, 2024.  Get informed before you vote  View the Notice of Annual Meeting and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the  material(s) by requesting prior to May 9, 2024. If you would like to request a free copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.  Vote Virtually at the Meeting  May 23, 2024  9:00 a.m. Eastern Time  Virtually at: www.virtualshareholdermeeting.com/KVUE2024  Smartphone users  Point your camera here and vote without entering a control number  For complete information and to vote, visit www.ProxyVote.com  Control #  V39752-P04607  Your Vote Counts!  KENVUE INC.  2024 Annual Meeting  Vote by May 22, 2024 11:59 PM ET. For shares held in a Plan, vote by May 20, 2024 5:00 PM ET.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items		Board Recommendation
1.	Election of Directors	
	Nominees:	
1a.	Richard E. Allison, Jr.	For
1b.	Peter M. Fasolo	For
1c.	Tamara S. Franklin	For
1d.	Seemantini Godbole	For
1e.	Melanie L. Healey	For
1f.	Betsy D. Holden	For
1g.	Larry J. Merlo	For
1h.	Thibaut Mongon	For
1i.	Vasant Prabhu	For
1j.	Michael E. Sneed	For
1k.	Joseph J. Wolk	For
2.	Approve, on a non-binding advisory basis, the compensation of Kenvue Inc.'s named executive officers.	For
3.	Approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of Kenvue Inc.'s named executive officers.	1 Year
4.	Ratify the appointment of PricewaterhouseCoopers LLP as Kenvue Inc.'s independent registered public accounting firm for 2024.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V39753-P04607